Exhibit 99.3

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 10, 2015	EASTERLY ACQUISITION SPONSOR, LLC

	By:	/s/ Darrell Crate
	Name:	Darrell Crate
	Title:	Managing Director

Dated: August 10, 2015

	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein

Dated: August 10, 2015

	By:	/s/ Darrell Crate
	Name:	Darrell Crate

Dated: August 10, 2015

	By:	/s/ David Cody
	Name:	David Cody